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                                                                   EXHIBIT 99(j)

[LOGO OF BRIGGS
BUNTING &
DOUGHERTY, LLP APPEARS HERE]
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Certified Public Accountants and Business Advisors



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 20, 2000, accompanying the December 31, 1999 financial statements of The Torray Fund which are included in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.



                                             BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
March 31, 2000